UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 18, 2007

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES
CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

The registrant’s press release dated July 18, 2007, regarding its financial results for the periods ended June 30, 2007, including consolidated financial statements for the periods ended June 30, 2007, is Attachment I of this Form 8-K. Attachment II are the slides for IBM’s Chief Financial Officer Mark Loughridge’s second quarter earnings presentation on July 18, 2007, as well as certain reconciliation and other information (“Non-GAAP Supplementary Materials”) for information in Attachment I (press release), Attachment II (slides) and in Mr. Loughridge’s presentation. All of the information in Attachments I and II is hereby filed except for the information set forth below, which is furnished but not filed:

Press Release

The following statement on Page 1:  “Without the gain, income from continuing operations of $2.2 billion in the second quarter of 2007 increased $167 million, or 8 percent versus the comparable period last year.”

The following statements on Page 2:  “and increased 12 percent without the gain from the PSD sale.”

“Without the benefit, other (income) and expense contributed income of $172 million in the quarter.”

“Excluding the impact of the gain from the PSD sale, the second-quarter 2007 tax rate was 28.5 percent”

The following statement on page 3: “Without the gain, income from continuing operations for the six months ended June 30, 2007 was $4.0 billion”

Slides

On Slide 4 (2Q07 FINANCIAL SUMMARY), the data in the columns entitled “IBM without Printer Gain” and “B/(W) Yr/Yr”, in each case for the rows identified as “Expense” “PTI”, “Tax Rate” and “Net Income”.

On Slide 7 (EXPENSE SUMMARY), the data in the column entitled “w/o Printer Gain” for the rows identified as “Other Income and Expense**” and “Total Expense and Other Income”.

On Slide S8 (2Q07 FINANCIAL SUMMARY), the data in the column entitled “B/(W) Yr/Yr without Printer Gain” for the row identified as “Pre-Tax Income”.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 18, 2007

	By:	/s/ Timothy S. Shaughnessy
Timothy S. Shaughnessy
Vice President and Controller

3

ATTACHMENT I

IBM REPORTS 2007 SECOND-QUARTER RESULTS

•                                          Total revenues of $23.8 billion, up 9 percent as reported;

•                                          Global Services revenues up 10 percent, Software revenues up 13 percent;

•                                          Diluted earnings of $1.55 per share, including a gain from sale of Printing Systems; earnings per share were $1.50, up 15 percent without the gain;

•                                          Gross profit margin increased year to year for the 12th consecutive quarter.

ARMONK, N.Y., July 18, 2007 . . . IBM (NYSE: IBM) today announced second-quarter 2007 diluted earnings of $1.55 per share from continuing operations, including 5 cents per share for a pre-tax gain of $81 million relating to the sale of the Printing Systems Division (PSD), an increase of 19 percent as reported, compared with diluted earnings of $1.30 per share in the second quarter of 2006.  Diluted earnings for the second-quarter 2007 were $1.50 per share, excluding this gain, an increase of 15 percent year over year.

Second-quarter income from continuing operations was $2.3 billion, including the gain from the sale of PSD, compared with $2.0 billion in the second quarter of 2006, an increase of 12 percent.  Without the gain, income from continuing operations of $2.2 billion in the second quarter of 2007 increased $167 million, or 8 percent versus the comparable period last year.  Total revenues for the second quarter of 2007 of $23.8 billion increased 9 percent (6 percent, adjusting for currency) from the second quarter of 2006.

“This quarter’s strong revenue growth — our best since 2001 — underscores IBM’s global capabilities, as well as the higher value that clients place on our expanding software product line and wide range of services offerings that are helping them transform their businesses,” said Samuel J. Palmisano, IBM chairman, president and chief executive officer.  “Our overall results again demonstrate the strength of our business model and our ability to achieve profitable growth and strong cash generation.  Earlier this year we described to our investors IBM’s objective for earnings per share growth through 2010.  While this is a long-term goal, our first-half results represent solid progress on major elements of this roadmap, including earnings growth, margin expansion, and revenue growth in key areas: emerging markets, acquisitions and service oriented architecture opportunities.”

From a geographic perspective, the Americas’ second-quarter revenues were $10.1 billion, an increase of 6 percent as reported (5 percent, adjusting for currency) from the 2006 period.  Revenues from Europe/Middle East/Africa were $8.2 billion, up 13 percent (6 percent, adjusting for currency).  Asia-Pacific revenues increased 10 percent (10 percent, adjusting for currency) to $4.6 billion.  OEM revenues were $852 million, down 9 percent compared with the 2006 second quarter.

Total Global Services revenues grew 10 percent (7 percent, adjusting for currency), led by growth in Asia Pacific.  Global Business Services segment revenues, which benefited from strong client demand for SOA offerings and global delivery capabilities, increased 10 percent (8 percent, adjusting for currency) to $4.3 billion.  Global Technology Services segment revenues increased 10 percent (7 percent, adjusting for currency) to $8.8 billion, with significant growth from existing clients.  IBM signed services contracts totaling $11.7 billion, up 22 percent year over year, and ended the second quarter with an estimated services backlog, including Strategic Outsourcing, Business Transformation Outsourcing, Integrated Technology Services, Global Business Services and Maintenance, of $116 billion, an increase of $7 billion year to year.

Revenues from the Systems and Technology segment totaled $5.1 billion for the quarter, up 2 percent (flat, adjusting for currency).  Systems and Technology revenues from the System p UNIX server products increased 7 percent compared with the 2006 period and revenues from the System x servers increased 16 percent.  Revenues from System z server products increased 4 percent compared with the year-ago period.  Total delivery of System z computing power, which is measured in MIPS (millions of instructions per second), increased 45 percent, marking eight consecutive quarters of year-to-year MIPS growth.  Revenues from the System i servers decreased 15 percent.  Revenues from System Storage increased 6 percent and revenues from Microelectronics decreased 9 percent.

Revenues from the Software segment were $4.8 billion, an increase of 13 percent (9 percent, adjusting for currency) compared with the second quarter of 2006.  Revenues from IBM’s middleware products, which primarily include WebSphere, Information Management, Tivoli, Lotus and Rational products, were $3.7 billion, up 16 percent versus the second quarter of 2006.  Operating systems revenues of $568 million increased 2 percent compared with the prior-year quarter.

For the WebSphere family of software products, which facilitate customers’ ability to manage a wide variety of business processes using open standards to interconnect applications, data and operating systems, revenues increased 28 percent.  Revenues for Information Management software, which enables clients to leverage information on demand, increased 21 percent.  Revenues from Tivoli software, infrastructure software that enables clients to centrally manage networks including security and storage capability, increased 33 percent, and revenues for Lotus software, which allows collaborating and messaging by clients in real-time communication and knowledge management, increased 12 percent year over year.  Revenues from Rational software, integrated tools to improve the processes of software development, increased 11 percent compared with the year-ago quarter.

Global Financing segment revenues increased 4 percent (1 percent, adjusting for currency) in the second quarter to $597 million.

The company’s total gross profit margin was 41.8 percent in the 2007 second quarter compared with 41.2 percent in the 2006 period — the 12th consecutive quarter of year-to-year increase.

Total expense and other income increased 11 percent to $6.8 billion compared with the prior-year period, and increased 12 percent without the gain from the PSD sale.  SG&A expense increased 15 percent to $5.6 billion.  RD&E expense increased 1 percent compared with the year-ago period.  Intellectual property and custom development income increased to $246 million compared with $188 million a year ago.  Other (income) and expense contributed income of $253 million in the second quarter of 2007, including the gain from the PSD sale, versus income of $196 million in the second quarter of 2006.  Without the benefit, other (income) and expense contributed income of $172 million in the quarter.

IBM’s effective tax rate in the second-quarter 2007 was 28.0 percent compared with 30.0 percent in the second quarter of 2006.  Excluding the impact of the gain from the PSD sale, the second-quarter 2007 tax rate was 28.5 percent compared with 30.0 percent in the year-ago quarter.

Shares repurchased in the second quarter were approximately $14.6 billion, including $12.5 billion executed through accelerated share repurchase agreements in May.  The repurchases are part of the $15 billion authorization for the company’s stock repurchase program approved by the IBM board of directors on April 24.

The weighted-average number of diluted common shares outstanding in the second-quarter 2007 was 1.46 billion compared with 1.56 billion shares in the same period of 2006.  As of June 30, 2007, there were 1.36 billion basic common shares outstanding.

Debt, including Global Financing, totaled $34.7 billion, compared with $22.7 billion at year-end 2006.  From a management segment view, the non-global financing debt-to-capitalization ratio was 46.7 percent at the end of June 30, 2007, reflecting increased financial leverage associated with the accelerated share repurchase agreements.  Global Financing debt increased $658 million from year-end 2006 to a total of $22.9 billion, resulting in a debt-to-equity ratio of 7.0 to 1.

Year-To-Date 2007 Results

Income from continuing operations for the six months ended June 30, 2007 was $4.1 billion, including the gain for the sale of PSD, compared with $3.7 billion in the year-ago period.  Diluted earnings per share from continuing operations were $2.75 compared with $2.37 per diluted share for the 2006 period.  Without the gain, income from continuing operations for the six months ended June 30, 2007 was $4.0 billion, or $2.70 per diluted share.  Revenues from continuing operations for the six-month period totaled $45.8 billion, an increase of 8 percent (5 percent, adjusting for currency) compared with $42.5 billion for the six months of 2006.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the company’s failure to continue to develop and market new and innovative products and services and to keep pace with technological change; competitive pressures; failure to obtain or protect intellectual property rights; quarterly fluctuations in revenues and volatility of stock prices; the company’s ability to attract and retain key personnel; adverse affects from tax matters; currency fluctuations and customer financing risks; customer credit risk on trade receivables; the company’s failure to maintain the adequacy of its internal controls; the company’s use of certain estimates and assumptions; dependence on certain suppliers; changes in the financial or business condition of the company’s distributors or resellers; the company’s ability to successfully manage acquisitions and alliances; failure to have sufficient insurance; legal, political, health and economic conditions; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Q, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM Results —

•              certain financial results adjusted for the gain associated with the divestiture of the Printing Systems business,

•              adjusting for currency (i.e., at constant currency).

The rationale for management’s use of non-GAAP measures is included as part of the supplementary materials presented within the second-quarter earnings materials.  These materials are available on the IBM investor relations Web site at www.ibm.com/investor and are being included in Attachment II (“Non-GAAP Supplementary Materials”) to the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EDT, today.  Investors may participate by viewing the Webcast at www.ibm.com/investor/2q07.  Presentation charts will be available on the Web site prior to the Webcast.

Financial Results Attached (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

INTERNATIONAL BUSINESS MACHINES CORPORATION
COMPARATIVE FINANCIAL RESULTS
(Unaudited; Dollars in millions except per share amounts)

	Three Months			Six Months
	Ended June 30,			Ended June 30,
			Percent			Percent
	2007	2006	Change	2007	2006	Change
REVENUE

Global Technology Services	$8,756	$7,955	10.1%	$17,013	$15,674	8.5%
Gross margin	29.8%	29.8%		29.5%	29.5%

Global Business Services	4,338	3,939	10.1%	8,521	7,787	9.4%
Gross margin	24.3%	23.4%		24.1%	22.4%

Systems and Technology	5,102	5,014	1.8%	9,622	9,433	2.0%
Gross margin	37.3%	36.5%		36.1%	34.4%

Software	4,777	4,241	12.7%	9,028	8,147	10.8%
Gross margin	84.9%	84.2%		84.3%	84.2%

Global Financing	597	576	3.6%	1,211	1,158	4.6%
Gross margin	46.0%	51.1%		48.5%	52.0%

Other	201	165	22.3%	404	349	15.8%
Gross margin	19.8%	14.9%		15.9%	7.7%

TOTAL REVENUE	23,772	21,890	8.6%	45,801	42,549	7.6%

GROSS PROFIT	9,938	9,014	10.3%	18,804	17,102	10.0%
Gross margin	41.8%	41.2%		41.1%	40.2%

EXPENSE AND OTHER INCOME

S,G&A	5,631	4,916	14.5%	10,720	9,518	12.6%
% of revenue	23.7%	22.5%		23.4%	22.4%

R,D&E	1,534	1,522	0.8%	3,044	2,977	2.2%
% of revenue	6.5%	7.0%		6.6%	7.0%

Intellectual property and custom development income	(246)	(188)	30.9%	(451)	(418)	8.1%
Other (income) and expense	(253)	(196)	29.1%	(432)	(442)	-2.2%
Interest expense	130	72	82.1%	203	138	47.3%

TOTAL EXPENSE AND OTHER INCOME	6,796	6,125	11.0%	13,083	11,774	11.1%
% of revenue	28.6%	28.0%		28.6%	27.7%

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,142	2,889	8.8%	5,721	5,328	7.4%
Pre-tax margin	13.2%	13.2%		12.5%	12.5%

Provision for income taxes	881	867	1.6%	1,616	1,598	1.1%
Effective tax rate	28.0%	30.0%		28.2%	30.0%

INCOME FROM CONTINUING OPERATIONS	$2,261	$2,022	11.8%	$4,105	$3,730	10.1%
Net margin	9.5%	9.2%		9.0%	8.8%

DISCONTINUED OPERATIONS
Loss from discontinued operations	1	0		0	0

NET INCOME	$2,260	$2,022	11.8%	$4,105	$3,730	10.0%

EARNINGS/(LOSS) PER SHARE OF COMMON STOCK:

ASSUMING DILUTION
CONTINUING OPERATIONS	$1.55	$1.30	19.2%	$2.75	$2.37	16.0%
DISCONTINUED OPERATIONS	(0.00)	(0.00)		(0.00)	(0.00)
TOTAL	$1.55	$1.30	19.2%	$2.75	$2.37	16.0%

BASIC
CONTINUING OPERATIONS	$1.57	$1.31	19.8%	$2.80	$2.40	16.7%
DISCONTINUED OPERATIONS	(0.00)	(0.00)		(0.00)	(0.00)
TOTAL	$1.57	$1.31	19.8%	$2.80	$2.40	16.7%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s)
ASSUMING DILUTION	1,460.8	1,560.1		1,491.8	1,573.6
BASIC	1,437.2	1,538.1		1,468.3	1,551.3

INTERNATIONAL BUSINESS MACHINES CORPORATION
CONSOLIDATED STATEMENT OF FINANCIAL POSITION
(Unaudited)

(Dollars in millions)	At	At
	June 30,	December 31,	Percent
	2007	2006	Change
ASSETS
Cash, cash equivalents, and marketable securities	$10,190	$10,657	-4.4%

Receivables—net, inventories, prepaid expenses	32,103	34,003	-5.6%

Plant, rental machines, and other property—net	14,479	14,440	0.3%

Investments and other assets	45,777	44,134	3.7%

TOTAL ASSETS	$102,548	$103,234	-0.7%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Short-term debt	$20,543	$8,902	130.8%
Long-term debt	14,179	13,780	2.9%
Total debt	34,721	22,682	53.1%

Accounts payable, taxes, and accruals	27,541	31,189	-11.7%

Other liabilities	23,530	20,857	12.8%
TOTAL LIABILITIES	85,792	74,728	14.8%

STOCKHOLDERS’ EQUITY	16,756	28,506	-41.2%
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$102,548	$103,234	-0.7%

International Business Machines Corporation
Segment Data
(Unaudited)

(Dollars in millions)	SECOND QUARTER 2007
				Pre-tax
				Income
				(Loss)
				from
	Revenue			Continuing	Pre-tax
	External	Internal	Total	Operations	Margin
Global Technology Services	$8,756	$409	$9,165	$788	8.6%
Y-T-Y Change	10.1%	-8.9%	9.1%	0.1%

Global Business Services	4,338	329	4,667	486	10.4%
Y-T-Y Change	10.1%	-6.2%	8.8%	19.2%

Systems and Technology	5,102	255	5,357	332	6.2%
Y-T-Y Change	1.8%	-6.0%	1.4%	77.0%

Software	4,777	549	5,326	1,250	23.5%
Y-T-Y Change	12.7%	1.0%	11.3%	8.2%

Global Financing	597	341	938	332	35.4%
Y-T-Y Change	3.6%	0.9%	2.6%	4.2%

Total Reportable Segments	23,571	1,883	25,453	3,187	12.5%
Y-T-Y Change	8.5%	-3.6%	7.5%	11.6%

Eliminations / Other	201	(1,883)	(1,681)	(46)

Total IBM Consolidated	$23,772	$0	$23,772	$3,142	13.2%
Y-T-Y Change	8.6%		8.6%	8.8%

(Dollars in millions)	SECOND QUARTER 2006
				Pre-tax
				Income
				(Loss)
				from
	Revenue			Continuing	Pre-tax
	External	Internal	Total	Operations	Margin

Global Technology Services	$7,955	$449	$8,404	$787	9.4%

Global Business Services	3,939	351	4,290	407	9.5%

Systems and Technology	5,014	271	5,286	187	3.5%

Software	4,241	543	4,784	1,156	24.2%

Global Financing	576	338	914	319	34.9%

Total Reportable Segments	21,725	1,952	23,677	2,856	12.1%

Eliminations / Other	165	(1,952)	(1,787)	32

Total IBM Consolidated	$21,890	$0	$21,890	$2,889	13.2%

International Business Machines Corporation

Segment Data

(Unaudited)

(Dollars in millions)	SIX MONTHS 2007
				Pre-tax
				Income
				(Loss)
				from
	Revenue			Continuing	Pre-tax
	External	Internal	Total	Operations	Margin
Global Technology Services	$17,013	$834	$17,848	$1,469	8.2%
Y-T-Y Change	8.5%	-7.3%	7.7%	-10.0%

Global Business Services	8,521	630	9,152	955	10.4%
Y-T-Y Change	9.4%	-8.2%	8.0%	25.2%

Systems and Technology	9,622	523	10,145	428	4.2%
Y-T-Y Change	2.0%	-5.3%	1.6%	153.0%

Software	9,028	1,134	10,162	2,286	22.5%
Y-T-Y Change	10.8%	7.2%	10.4%	5.0%

Global Financing	1,211	689	1,901	706	37.1%
Y-T-Y Change	4.6%	-1.8%	2.2%	-3.7%

Total Reportable Segments	45,397	3,810	49,207	5,844	11.9%
Y-T-Y Change	7.6%	-2.3%	6.7%	6.8%

Eliminations / Other	404	(3,810)	(3,406)	(124)

Total IBM Consolidated	$45,801	$0	$45,801	$5,721	12.5%
Y-T-Y Change	7.6%		7.6%	7.4%

(Dollars in millions)	SIX MONTHS 2006
				Pre-tax
				Income
				(Loss)
				from
	Revenue			Continuing	Pre-tax
	External	Internal	Total	Operations	Margin

Global Technology Services	$15,674	$900	$16,575	$1,631	9.8%

Global Business Services	7,787	687	8,474	763	9.0%

Systems and Technology	9,433	552	9,985	169	1.7%

Software	8,147	1,057	9,205	2,177	23.6%

Global Financing	1,158	702	1,860	733	39.4%

Total Reportable Segments	42,200	3,898	46,098	5,473	11.9%

Eliminations / Other	349	(3,898)	(3,549)	(145)

Total IBM Consolidated	$42,549	$0	$42,549	$5,328	12.5%

ATTACHMENT II

IBM 2Q 2007 Earnings Presentation July 2007 -1-

Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company's filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. These charts and the associated remarks and comments are integrally related, and are intended to be presented and understood together. -2-

2Q07 GROWTH DYNAMICS -3- $1.7B $0.1B Free Cash Flow (excl. GF Receivables) 15% 12% 19% 12% EPS 13% 10% 10% Segment Revenue 32% 24% 10% 10% 13% 13% Geographic Revenue 2Q07 1Q07 Year-to-Year Growth Americas 1% 6% Europe/ME/A Asia Pacific Emerging Countries Global Technology Services 7% Global Business Services 9% Systems & Technology 2% 2% Software 9% Global Financing 6% 4% EPS excl. Printer Sale

2Q07 FINANCIAL SUMMARY -4- 1,460.8 1,460.8 Shares (Diluted) (M) $0.05 0.1 10.1% 0.1 0.1 Printer Sale Gain* 15% 1.5 pts (12%) 0.6 pts B/(W) Yr/Yr 28.5% 2.0 pts 28.0% Tax Rate IBM without Printer Gain B/(W) Yr/Yr IBM As Rptd Continuing Operations ($B except EPS) $1.50 19% $1.55 EPS 12% Net Income PTI (11%) Expense 41.8% 0.6 pts 41.8% GP% 23.8 23.8 Revenue * Printer sale: $81M pre-tax gain 9% @CC 6% 6.8 6.9 3.1 9% 3.1 2.3 2.2 9% 6% 6% 8% 6% 6%

GEOGRAPHIC REVENUE -5- 23.8 IBM OEM 10% 10% Asia Pacific 13% Europe/ME/A 10.1 Americas B/(W) Yr/Yr Rptd @CC 2Q07 ($B) Emerging countries +25% yr/yr @CC 6% 5% 8.2 6% 4.6 0.9 (9%) (9%) 9% 6%

SEGMENT REVENUE AND GROSS MARGIN Gross Margin Revenue 41.8% 42.0% 46.0% 84.9% 37.3% 24.3% 29.8% 2Q07 0.6 pts 0.6 pts (5.0 pts) 0.7 pts 0.8 pts 0.9 pts 0.0 pts B/(W) Yr/Yr Pts 6% 23.8 Total IBM 0% Systems and Technology 8% 10% Global Business Services 6% 1% 9% 7% 23.6 Total Segments B/(W) Yr/Yr Rptd @CC 2Q07 ($B) Global Financing 13% Software 10% Global Technology Services -6- 8.8 4.8 0.6 4% 8% 4.3 5.1 2% 9%

EXPENSE SUMMARY (12%) (82%) (12%) 31% (15%) w/o Printer Gain 29% (0.3) Other Income and Expense** 31% (0.2) IP and Custom Dev. Income (82%) 0.1 Interest Expense (5 pts) (5 pts) (4 pts) (5 pts) 4 pts (8 pts) (3 pts) 0 pts (2 pts) 1.5 RD&E (15%) 5.6 SG&A (11%) 6.8 Total Expense and Other Income B/(W) Yr/Yr ($B) -7- Yr/Yr Drivers ** Printer sale: $81M pre-tax gain * Includes acquisitions made in last twelve months 2Q07 (1%) Currency Ops Acq* (1%)

CASH FLOW ANALYSIS -8- Better 4 Better 1 42 Days Sales Outstanding B/(W) Qtr/Qtr B/(W) Yr/Yr 2Q07 ($B) Cash Flow (excl. GF Receivables) 13.0 (13.1) B/(W) Yr/Yr (18.2) Share Repurchase Divestitures 10.5 15.3 15.0 FY06 Change in Cash & Marketable Securities Other (incl. GF AR, GF Debt) 11.9 Non-GF Debt Dividends Acquisitions Free Cash Flow (excl. GF Receivables) Net Capital Expenditures Net Cash from Continuing Ops (excl. GF Receivables) Less: GF Receivables Net Cash from Continuing Ops 1H07 ($B) 6.5 1.7 4.8 (2.2) 2.5 (0.2) (1.0) 4.3 (0.5) (0.3) (4.7) (3.8) (1.7) (1.1) 1.1 (3.0) 0.3 0.0 (8.1) 0.8 (1.1) 1.9 (0.1) 1.8 0.6 0.3 (0.3) 1.0 3.2 Net Cash from Continuing Ops 3.8 1.7 2.9 Free Cash Flow 2.7 1.7 2.9

BALANCE SHEET 7.0 47% 102.5 June 2007 6.9 2% 103.2 Dec 2006 Global Fin. Leverage Non-GF Debt/Cap Equity Total Liabilities Total Debt Global Financing Debt Non-GF Debt Other Liabilities Total Assets Global Fin. Assets* Non-GF Assets* Cash & Marketable Securities ($B) * Excluding Cash & Marketable Securities -9- 10.7 59.5 33.1 52.0 0.4 22.3 22.7 74.7 28.5 10.2 60.7 31.6 51.1 11.8 22.9 34.7 85.8 16.8

GLOBAL SERVICES SEGMENTS -10- Global Business Services (GBS) Global Technology Services (GTS) (0.8 pts) 8% 7% @CC 0.9 pts 10.4% 10% 4.3 10% 8.8 Yr/Yr 2Q07 ($B) 22% 11.7 Total Signings 23% 20% 70% Global Business Services Global Technology Services 27% Yr/Yr $B 10% 10% 10% 15% 15% Yr/Yr Global Business Services 12% Integrated Tech Services Maintenance 11% Bus. Transformation Outsourcing Strategic Outsourcing Global Technology Services @CC Revenue Signings 7% 5% 7% 8% 8% Short-Term 2.1 8% Long-Term 4.5 Short-Term 3.2 6% Long-Term 1.9 Total 6.5 Total 5.1 Revenue (External) Revenue (External) PTI Margin PTI Margin 8.6%

SYSTEMS & TECHNOLOGY SEGMENT -11- Printer sale – June 1, 2007 - (41%) (41%) Printing Systems 6th consecutive qtr of growth + - 15% 18% Retail Store Sols + Transition to custom systems Game processor weakness Tape +19%, Disk flat Growth in all geographies Blades up 15% Continued share gains POWER6 in 3Q MIPS +45% Specialty engines up >130% 2Q07 Revenue 13% (17%) @CC As Rptd - E&TS - - + + + + GP% Microelectronics = System Storage + 16% System x Servers + System p - (15%) System i = System z Share 2.6 pts 6.2% PTI Margin 0% @CC 2% 5.1 Revenue (External) Yr/Yr 2Q07 ($B) 4% 7% 6% (9%) (1%) 1% 4% 4% (9%) 0% Systems 7% 4%

SOFTWARE SEGMENT -12- 28% 33% Tivoli Other Middleware Other Software/Services 13% 16% Total Middleware 100% % of SW 13% Total Software Operating Systems 19% 23% Key Branded Middleware 2Q07 Revenue 17% 24% @CC 11% Rational 12% Lotus 21% Information Management 28% WebSphere Family Yr/Yr (0.7 pts) 23.5% PTI Margin 9% @CC 13% 4.8 Revenue (External) Yr/Yr 2Q07 ($B) 9% 8% 2% (1%) 9% 53% 12% 77% 11% 2% (1%) 24% 4% 1%

SOFTWARE REVENUE -13- 2Q05 2Q06 2Q07 Key Branded MW Other Key Branded Middleware has increasing impact on total Software growth Other Key Branded MW 2Q07 2Q06 46% 54% 53% 47% 48% 52% 9% 23% 1% 3% Growth rates

19% Yr/Yr 15% Yr/Yr Printer Sale Gain -14 $1.55 2Q07 EPS ANALYSIS $0.11 $0.06 $0.05 $0.03 $0.02 $0.03 $0.10 $0.05 $1.50 $1.30 2Q '06 EPS Revenue Growth of 9% As Rptd Gross Margin Expansion 0.6 pts Y/Y E/R Growth Incremental Restructuring Interest Expense on $11.5B Debt to Fund ASR Tax Rate 30.0% to 28.5% Share Repurchases 2Q '07 EPS

2010 ROADMAP 1H 2007 Results Revenue Growth of 5% @CC (8% as Rptd) Gross Margin Expansion of 0.9 pts Investing in key strategic areas Executed ASR (1H07 avg. share reduction of ~5%) EPS Growth 16% Key Drivers of 2010 EPS Goal Revenue Growth of 3% - 8% Expand Margins Reduce Shares by average of 3% per year EPS Growth 10% - 16% -15- Good progress against 2010 roadmap w/Pension 2006 2010 $6.06 ~$10 ~$11 EPS

SUPPLEMENTAL EXHIBITS -S1- S2. Revenue - Key Industry Sales Units S3. Currency: Year-to-Year Comparison S4. Cash Flow (FAS 95) - YTD S5. Cash Flow (FAS 95) - Quarter S6. Cash Flow Analysis - Quarter S7. Accelerated Share Repurchase S8. 2Q07 Financial Summary S9-S13. Non-GAAP Supplementary Materials S9. Gain on Sale of Printing Systems Division S10. Constant Currency, Cash Flow S11. Reconciliation of Revenue Growth in Selected Countries S12. Reconciliation of Asia Pacific Growth in Three Regions S13. Reconciliation to Net Cash from Operations S14. Additional Information - 2010 Roadmap Some columns and rows in these materials, including the supplemental exhibits, may not add due to rounding.

REVENUE - KEY INDUSTRY SALES UNITS -S2- @CC 11% 23.0 All Sectors 10% Small / Medium 14% Communications Distribution Industrial 12% Public 11% Financial Svcs Rptd 2Q07 ($B) B/(W) Yr/Yr 6.6 3.6 2.9 0% 2.4 8% 2.3 4.5 9% 7% 9% (2%) 5% 7% 6%

CURRENCY: YEAR-TO-YEAR COMPARISON -S3- 121 0.50 0.74 2Q07 3 pts -6% 8% 7% 3 pts 3~4 pts 3 pts IBM Revenue Impact -3% -5% -2% 122 119 Yen 6% 8% 10% 0.49 0.51 Pound 6% 8% 0.73 0. 76 Euro 4Q07 3Q07 7/17 Spot 1Q07 @ 7/17 Spot QUARTERLY AVERAGES PER US$ Negative Yr/Yr growth signifies a translation hurt IBM hedges its major cross-border cash flows to mitigate the effect of currency volatility in the year-over-year results. The impact of these hedging programs is principally reflected in Other Income and Expense, as well as Cost of Goods Sold. Yr/Yr 8% Yr/Yr Yr/Yr

CASH FLOW (FAS 95) - YTD -S4- (1.1) (11.5) 15.0 FY06 (5.5) 0.0 0.1 (6.2) 0.6 (5.1) (0.8) (1.1) 0.2 (5.0) (2.1) (0.8) 0.0 (2.1) 5.7 2.8 (3.7) 0.4 2.5 3.7 1H06 Effect of exchange rate changes on cash 11.9 Net Change in Cash & Cash Equivalents (Cont. Ops.) Discontinued Operations Net cash used in financing activities (18.2) Net cash used in investing activities Net Cash provided by operating activities Net Income from Continuing Operations 1H07 ($B) 4.1 Depreciation / Amortization 2.5 Working Capital / Other (2.2) GF A/R 1.7 6.5 Capital Expenditures, Net (2.2) Divestitures 0.3 Acquisitions (0.2) Other Investing (0.4) (2.6) GF Debt 0.4 Dividends (1.0) Share Repurchase Other 2.0 (5.0) 0.0 (1.0) Non-GF Debt 0.1 Stock-based Compensation Expense 0.4 9.4 5.0 0.8 0.0 (0.3) (4.7) 0.0 (3.8) (3.0) 1.0 (1.7) (8.1) 1.7 (8.2) 0.2 0.0 (4.5)

CASH FLOW (FAS 95) - QUARTER -S5- (1.1) (11.5) 15.0 FY06 (2.0) 0.0 0.1 (3.7) 0.2 (2.6) (0.5) (0.6) (0.3) (1.0) 0.2 (0.1) 0.0 (1.1) 2.6 0.4 (1.3) 0.2 1.2 2.0 2Q06 Effect of exchange rate changes on cash 11.5 Net Change in Cash & Cash Equivalents (Cont. Ops.) Discontinued Operations Net cash used in financing activities (14.8) Net cash used in investing activities Net Cash provided by operating activities Net Income from Continuing Operations 2Q07 ($B) 2.3 Depreciation / Amortization 1.3 Working Capital / Other 0.1 GF A/R (0.4) 3.4 Capital Expenditures, Net (1.1) Divestitures 0.3 Acquisitions 0.0 Other Investing 0.7 (0.2) GF Debt (0.5) Dividends (0.6) Share Repurchase Other 1.1 (3.3) 0.0 0.1 Non-GF Debt 0.1 Stock-based Compensation Expense 0.2 9.4 5.0 0.8 0.0 (0.3) (4.7) 0.0 (3.8) (3.0) 1.0 (1.7) (8.1) 1.7 (8.2) 0.2 0.0 (4.5)

12.1 (12.3) B/(W) Yr/Yr (14.8) Share Repurchase Divestitures Change in Cash & Marketable Securities Other (incl. GF AR, GF Debt) 11.5 Non-GF Debt Dividends Acquisitions Free Cash Flow (excl. GF Receivables) Net Capital Expenditures Net Cash from Continuing Ops (excl. GF Receivables) Less: GF Receivables Net Cash from Continuing Ops 2Q07 ($B) CASH FLOW ANALYSIS - QUARTER -S6- 3.4 (0.4) 3.8 (1.1) 2.7 0.0 (0.6) 0.3 (0.6) 0.3 0.9 (0.8) 1.7 0.0 1.7 0.0 0.3 (0.1) 0.0 1.7

$12.5 B Share Repurchase 118.8 M shares repurchased (8% of basic shares) ASR execution period through February 2008 $1.8 B remaining authorization Funding: $11.5 B debt and $1.0 B cash Impacts Contributes to EPS growth Segment margins not impacted by ASR-related interest expense Equity reduced by $12.5 B Non-financing Debt/Capital at 47% with expected long-term range of 20-30% IBM Global Financing leverage not impacted Credit ratings reaffirmed by Moody’s (A1) and S&P (A+); Fitch downgrade (AA- to A+) ACCELERATED SHARE REPURCHASE -S7-

2Q07 FINANCIAL SUMMARY -S8- 15% B/(W) Yr/Yr without Printer Gain 19% B/(W) Yr/Yr As Rptd Continuing Operations ($B except EPS) $1.55 EPS Pre-Tax Income 23.8 Revenue $0.07 154 Workforce Rebalancing $0.07 184 Stock Compensation $0.04 $0.27 Est. EPS Impact Pre-Tax $M Includes Expenses: Amortization of Purchased Intangibles 628 Pension 93 3.1 2Q07 9% 9% @CC 6% 9% 6% 6%

NON-GAAP SUPPLEMENTARY MATERIALS In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, the following Non-GAAP information which management believes provides useful information to investors. Gain on Sale of Printing Systems Division Management presents certain financial results excluding the effect of a gain related to the company’s Printing Systems Division (PSD) business. In June, the company divested 51 percent of its shares in a wholly-owned subsidiary, InfoPrint Solutions, that was based on the printing business. Given its unique nature, management believes that presenting certain financial information without the gain is more representative of the company's operational performance and provides additional insight into, and clarifies the basis for, historical and/or future performance, which may be more useful for investors. -S9-

NON-GAAP SUPPLEMENTARY MATERIALS Constant Currency Management refers to growth rates at constant currency or adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's business performance. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates. Cash Flow Management includes a presentation of both cash flow from operations and free cash flow that exclude the effect of Global Financing Receivables.   For a financing business, increasing receivables is the basis for growth.  Receivables are viewed as an investment and an income-producing asset. Therefore, management presents financing receivables as an investing activity. Management’s view is that this presentation gives the investor the best perspective of cash available for new investment or for distribution to shareholders. -S10-

RECONCILIATION OF REVENUE GROWTH IN SELECTED COUNTRIES -S11- 25% 32% Total Emerging Countries 52% 52% Russia 32% 45% India 31% 34% China 21% Brazil @CC As Reported 2Q07 B/(W) Yr/Yr NON-GAAP SUPPLEMENTARY MATERIALS The above serves to reconcile the Non-GAAP financial information contained in the Geographic Revenue discussion regarding revenue growth in certain countries in the company’s earnings presentation. See Slide S10 of this presentation for additional information on the use of these Non-GAAP financial measures. 9%

RECONCILIATION OF ASIA PACIFIC GROWTH IN THREE REGIONS -S12- 16% 24% Asean / India Region 19% 34% Australia Region 21% 22% Greater China Region @CC As Reported 2Q07 B/(W) Yr/Yr NON-GAAP SUPPLEMENTARY MATERIALS The above serves to reconcile the Non-GAAP financial information contained in the Geographic Revenue discussion regarding revenue growth in certain countries in the company’s earnings presentation. See Slide S10 of this presentation for additional information on the use of these Non-GAAP financial measures.

0.4 3.4 0.9 Net Cash from Operations (Cont. Ops.) (2.5) (0.4) (0.8) Less: GF Accounts Receivable 2.9 2.7 1.7 Free Cash Flow, excluding GF Receivables 0.0 (1.1) 0.0 Net Capital Expenditures 2.9 Net Cash from Operations (Cont. Ops.), excl. GF Receivables Qtr/Qtr 2Q’07 Yr/Yr ($B) RECONCILIATION TO NET CASH FROM OPERATIONS NON-GAAP SUPPLEMENTARY MATERIALS The above serves to reconcile the Non-GAAP financial information contained in the discussion regarding Cash Flow and Slide 8 “Cash Flow Analysis” in the company’s earnings presentation. See Slide S10 of this presentation for additional information on the use of these Non-GAAP financial measures. -S13- 3.8 1.7

ADDITIONAL INFORMATION - 2010 ROADMAP The anticipated pension impact to Earnings Per Share, shown on Slide 15 (2010 Roadmap), is based on December 31, 2006 assumptions. Actual results will be dependent on several factors including financial market performance, interest rate environment and actuarial assumptions. -S14-